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                                                                     EXHIBIT 21
                                                                    PAGE 1 OF 1

                               THOMAS GROUP, INC.
                          SUBSIDIARIES OF THE COMPANY

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SUBSIDIARY                      JURISDICTION OF INCORPORATION
----------                      -----------------------------

Thomas Group GmbH                          Germany
Thomas Group (Switzerland) GmbH            Switzerland
Thomas Group of Louisiana, Inc.            Delaware
Thomas Group Acquisition Corp. (dba        Delaware
Interlink Technologies)
Thomas Group Asia Pte. Ltd.                Singapore
Bermac Communications, Inc.                Delaware
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